Exhibit 99.3
Unaudited Pro Forma Condensed Combined Financial Information
Introduction to Unaudited Pro Forma Condensed Combined Financial Information
     On December 30, 2005, Intervoice, Inc. (“Intervoice”) acquired Edify Corporation (“Edify”) from S1 Corporation (“S1”) for $33.5 million in cash through the merger of a wholly owned acquisition subsidiary of Intervoice into Edify. Immediately following the merger, Intervoice also acquired Edify Holding Company, Inc. (“Edify Holding”) from S1 for nominal consideration. Intervoice anticipates paying S1 an additional amount, currently estimated at $0.6 million, during March 2006, based on Edify’s working capital balance at December 30, 2005, as provided for in the merger agreement. The merger is a taxable event and is being accounted for as a purchase of a business. The total preliminary purchase price of $35.4 million is comprised of the payments to S1 of $34.1 million and estimated transaction costs of $1.3 million.
          The following tables present a summary unaudited pro forma balance sheet as if Intervoice, Edify and Edify Holding had been combined as of November 30, 2005, and summary unaudited pro forma statements of operations for the year ended February 28, 2005 and for the nine months ended November 30, 2005 as if the entities had been combined on March 1, 2004. The pro forma financial information is based on estimates and assumptions which have been made solely for the purpose of developing such pro forma presentation. The estimated adjustments are derived from the preliminary purchase price allocation and related information. The preliminary purchase price is still subject to change. The pro forma data are presented for illustrative purposes only and are not necessarily indicative of the operating results or financial position that would have occurred if the merger had been completed on the dates indicated above, nor are the data necessarily indicative of future operating results or financial position.
          A summary of the preliminary purchase price allocation for the Edify merger is as follows (in thousands):

Estimated Purchase Consideration
Cash	$34,100
Transaction costs	1,300

Total estimated purchase consideration	$35,400

Preliminary Allocation of Purchase Consideration
Cash	$264
Accounts receivable, net	4,767
Prepaid expenses	724
Property and equipment, net	525
Separately identifiable intangible assets	6,780
Goodwill	28,974
Other assets	275

Total assets acquired	$42,309

Accounts payable	$304
Accrued restructuring costs	526
Other accrued liabilities	2,807
Deferred income	3,272

Total liabilities assumed	$6,909

     The value assigned to separately identifiable intangible assets is comprised of $4.0 million for developed technology with an estimated useful life of five years, $2.5 million for customer relationships with an estimated useful life of eight years, and $0.3 million for trademarks and trade names with an estimated useful life of eighteen months. We expect to amortize these intangible assets on a straight line basis over their respective estimated useful lives.
     The value assigned to deferred income reflects a reduction of $1.3 million in the historical balance in order to present the fair value of the deferred maintenance obligation. This reduction will serve to reduce income recognized in the first year following the acquisition from that which would have been recognized by Edify in the absence of the acquisition. Such reduction has not been reflected in the attached pro forma statements of operations because it reflects a nonrecurring adjustment to income.

     In connection with the acquisition, Intervoice has developed plans to reorganize certain functions, streamline certain operations and eliminate approximately 50 positions from the combined workforce. As a result of these actions, we expect to incur approximately $2.6 million in severance related costs during the first year following the acquisition. Approximately $0.5 million of these costs has been recognized as part of the purchase price allocation summarized above, and the remainder will be expensed during Intervoice’s fourth quarter of fiscal 2006 (the quarter ended February 28, 2006) and during fiscal 2007. The severance related charges to be expensed have not been reflected in the following pro forma statement of operations as they represent nonrecurring costs of the merger and related reorganization. The anticipated reduction in salary costs relating to eliminated positions also has not been reflected in these pro forma financial statements as our ability to sustain these reductions has not been proven.

Intervoice, Inc.
Unaudited Pro Forma Combined Balance Sheet
As of November 30, 2005
(In Thousands)

	Historical	Historical	Pro Forma		Pro Forma
	Intervoice (A)	Edify (B)	Adjustments		Combined
ASSETS
Current Assets
Cash and cash equivalents	$70,258	$325	$(34,800	) (1)	$35,783
Trade accounts receivable, net	25,211	8,070	(1,856	) (2)	31,425
Inventory	8,836	—	—		8,836
Prepaid expenses and other current assets	4,620	1,441	—		6,061

Total current assets	108,925	9,836	(36,656)		82,105

Property and Equipment, net	27,151	360	—		27,511

Other Assets
Intangible assets, net	4,044	—	6,780	(3)	10,824
Goodwill	3,401	4,886	23,797	(3)	32,084
Other assets	64	235	—		299

Total Assets	$143,585	$15,317	$(6,079)		$152,823

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$9,499	$646	$—		$10,145
Accrued expenses	9,479	3,468	526	(4)	13,473
Customer deposits	6,815	—	—		6,815
Deferred income	25,056	5,793	(3,182	) (2), (5)	27,667
Income taxes payable	5,515	—	—		5,515

Total current liabilities	56,364	9,907	(2,656)		63,615

Long Term Deferred Income	—	1,987	—		1,987

Total Liabilities	56,364	11,894	(2,656)		65,602

Stockholders’ Equity
Preferred stock
Common stock	19	—	—		19
Parent company investment		3,423	(3,423	) (6)	—
Additional capital	90,313	—	—		90,313
Accumulated deficit	(786)	—	—		(786)
Accumulated other comprehensive loss	(2,325)	—	—		(2,325)

Stockholders’ equity	87,221	3,423	(3,423)		87,221

Total Liabilities and Stockholders’ Equity	$143,585	$15,317	$(6,079)		$152,823

(A)	As reported in Intervoice Inc.’s Quarterly Report on Form 10-Q for the nine months ended November 30, 2005 as filed with the SEC.

(B)	Derived from the financial statements of Edify Business Unit, a wholly owned subsidiary of S1 Corporation, as of and for the nine months ended September 30, 2005. Such financial statements are included as Exhibit 99.2 to this Current Report on Form 8-K.
See accompanying Notes to Unaudited Pro Forma Combined Financial Information

Intervoice, Inc
Unaudited Pro Forma Combined Statements of Operations
For the Year Ended February 28, 2005
(In Thousands, Except Per Share Data)

	Historical	Historical	Pro Forma		Pro Forma
	Intervoice (A)	Edify (B)	Adjustments		Combined
Sales
Solutions	$100,504	$18,715	$—		$119,219
Recurring services	82,754	18,388	—		101,142

	183,258	37,103	—		220,361

Cost of goods sold
Solutions	52,116	9,373	30	(9)	61,519
Recurring services	28,928	4,596	45	(9)	33,569

	81,044	13,969	75		95,088

Gross margin
Solutions	48,388	9,342	(30)		57,700
Recurring services	53,826	13,792	(45)		67,573

	102,214	23,134	(75)		125,273

Research and development expenses	15,812	6,019	125	(9)	21,956
Selling, general and administrative expenses	60,265	16,259	627	(9)	77,151
Depreciation	—	827	(827	) (9)	—
Amortization of acquisition related intangible assets	1,461	75	1,243	(7)	2,779

Operating expenses	77,538	23,180	1,168		101,886

Income (loss) from operations	24,676	(46)	(1,243)		23,387
Other income (expense), net	389	(114)	(646	) (8)	(371)

Income (loss) before income taxes	25,065	(160)	(1,889)		23,016
Income tax (benefit)	2,555	29	(189	) (10)	2,395

Net income (loss)	$22,510	$(189)	$(1,700)		$20,621

Net income per share — basic	$0.62				$0.57
Shares used in basic per share computation	36,214				36,214
Net income per share — diluted	$0.59				$0.54
Shares used in diluted per share computation	38,461				38,461

(A)	As reported in Intervoice Inc.’s Annual Report on Form 10-K for the year ended February 28, 2005 as filed with the SEC.

(B)	Derived from the financial statements of Edify Business Unit, a wholly owned subsidiary of S1 Corporation, as of and for the year ended December 31, 2004. Such financial statements are included as Exhibit 99.1 to this Current Report on Form 8-K.
See accompanying Notes to Unaudited Pro Forma Combined Financial Information

Intervoice, Inc
Unaudited Pro Forma Combined Statements of Operations
For the Nine Months Ended November 30, 2005
(In Thousands, Except Per Share Data)

	Historical	Historical	Pro Forma		Pro Forma
	Intervoice (A)	Edify (B)	Adjustments		Combined
Sales
Solutions	$62,720	$11,251	$—		$73,971
Recurring services	64,844	14,171	—		79,015

	127,564	25,422	—		152,986

Cost of goods sold
Solutions	37,328	5,317	4	(9)	42,649
Recurring services	18,794	3,279	19	(9)	22,092

	56,122	8,596	23		64,741

Gross margin
Solutions	25,392	5,934	(4)		31,322
Recurring services	46,050	10,892	(19)		56,923

	71,442	16,826	(23)		88,245

Research and development expenses	12,305	4,361	140	(9)	16,806
Selling, general and administrative expenses	46,601	10,671	234	(9)	57,506
Depreciation	—	397	(397	) (9)	—
Amortization of acquisition related intangible assets	756	—	935	(7)	1,691

Operating expenses	59,662	15,429	912		76,003

Income from operations	11,780	1,397	(935)		12,242
Other income (expense), net	2,129	(223)	(949	) (8)	957

Income before income taxes	13,909	1,174	(1,884)		13,199
Income tax	1,764	132	(509	) (10)	1,387

Net income	$12,145	$1,042	$(1,375)		$11,812

Net income per share — basic	$0.32				$0.31
Shares used in basic per share computation	37,970				37,970
Net income per share — diluted	$0.31				$0.30
Shares used in diluted per share computation	39,046				39,046

(A)	As reported in Intervoice Inc.’s Quarterly Report on Form 10-Q for the nine months ended November 30, 2005 as filed with the SEC.

(B)	Derived from the financial statements of Edify Business Unit, a wholly owned subsidiary of S1 Corporation, as of and for the nine months ended September 30, 2005. Such financial statements are included as Exhibit 99.2 to this Current Report on Form 8-K.
See accompanying Notes to Unaudited Pro Forma Combined Financial Information

Intervoice, Inc.
Notes to Unaudited Pro Forma Combined Financial Information
The pro forma adjustments are comprised of the following elements (amounts in thousands):
1.	Reflects the payment of purchase consideration totaling $33,500 to S1 and the payment of transaction costs totaling $1,300 to various vendors. There would have been no working capital settlement had the purchase closed on November 30, 2005 based on Edify balances as of September 30, 2005, and, accordingly, the estimated working capital settlement of $0.6 million is not included in this pro forma adjustment.

2.	Reflects the reductions of maintenance contract accounts receivables and related deferred income balances to conform to Intervoice accounting policies which do not recognize a deferred income obligation for future maintenance services prior to the receipt of payment for such services.

3.	Reflects the elimination of Edify historical goodwill of $4,886 and the recording of identified intangible assets and goodwill of $6,780 and $28,683, respectively, in connection with the merger.

4.	Reflects the recording of restructuring charges of $526 related to the elimination of certain historical Edify positions as a result of the merger.

5.	Reflects the reduction of deferred maintenance income by $1,326 in order to record the fair value of the related maintenance obligation.

6.	Reflects the elimination of the historical Edify equity balance.

7.	Reflects amortization expense of $110 per month for the first eighteen months and $92 per month thereafter on the identifiable intangible assets arising from the merger, offset in part during the year ended February 28, 2005 by the elimination of $75 of annual amortization expense on the historical Edify identifiable intangible assets.

8.	Reflects a reduction in interest income as a result of Intervoice’s use of cash to acquire Edify and pay transactions costs. This adjustment is based on an effective annual yield on invested balances of 1.9% for the year ended February 28, 2005 and 3.6% for the nine months ended November 30, 2005.

9.	Reflects the allocation of depreciation expense to functional expense categories in accordance with Intervoice policies.

10.	Reflects the tax effect of the pro forma adjustments to income before income taxes based on Intervoice’s effective tax rate of 10% and 27% for the year ended February 28, 2005 and the nine months ended November 30, 2005, respectively. The tax rates for Intervoice differ from the U.S. statutory rate of 35% primarily as a result of the use of certain fully reserved net operating loss carryforwards and other fully reserved deferred tax assets. The acquisition of Edify is a taxable stock purchase. For tax purposes, however, we have elected to treat the acquisition as an asset purchase pursuant to the provisions of Section 338 of the Internal Revenue Code. As such, we do not inherit Edify’s net operating losses and other tax attributes for which tax deductions would otherwise be limited. Instead, we will be allowed a tax deduction for the amortization of goodwill and other intangible assets over 15 years based upon the fair market value of those assets on the date of the acquisition.